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                                                                    Exhibit 23.3


                          [Eide Bailly LLP Letterhead]




Consent of Independent Auditor


We consent to the inclusion, in Form S-4, of our audit of the consolidated financial statements of Lake Area Corn Processors Cooperative as of and for the periods ended December 31, 2000, and 1999 as part of the Registration Statement of Lake Area Ethanol, LLC on Form S-4, and to the reference to our firm therein.

/s/ Eide Bailly LLP

Eden Prairie, Minnesota
August 2, 2001